Exhibit 99

                      VIRGINIA ACTS OF ASSEMBLY -- CHAPTER
An Act to amend the Code of Virginia by adding in Title 56 a chapter numbered 23, consisting of sections numbered 56-576 through 56-595, relating to the Virginia Electric Utility Restructuring Act.
                                    [S 1269]
                                    Approved

Be it enacted by the General Assembly of Virginia:

1. That the Code of Virginia is amended by adding in Title 56 a chapter numbered 23, consisting of sections numbered 56-576 through 56-595, as follows:

                                   CHAPTER 23.
                  VIRGINIA ELECTRIC UTILITY RESTRUCTURING ACT.

ss.56-576. Definitions.

As used in this chapter:

"Affiliate" means any person that controls, is controlled by, or is under common control with an electric utility.

"Aggregator" means a person licensed by the Commission that purchases or arranges for the purchase of electric energy as an agent or intermediary for sale to, or on behalf of, two or more retail customers.

"Commission" means the State Corporation Commission.

"Cooperative" means a utility formed under or subject to Chapter 9 (ss. 56-209 et seq.) of this title.

"Covered entity" means a provider in the Commonwealth of an electric service not subject to competition but shall not include default service providers.

"Covered transaction" means an acquisition, merger, or consolidation of, or other transaction involving stock, securities, voting interests or assets by which one or more persons obtains control of a covered entity.

"Customer choice" means the opportunity for a retail customer in the Commonwealth to purchase electric energy from any supplier licensed and seeking to sell electric energy to that customer.

"Distribute," "distributing" or "distribution of" electric energy means the transfer of electric energy through a retail distribution system to a retail customer.

"Distributor" means a person owning, controlling, or operating a retail distribution system to provide electric energy directly to retail customers.

"Electric utility" means any person that generates, transmits, or distributes electric energy for use by retail customers in the Commonwealth, including any investor-owned electric utility, cooperative electric utility, or electric utility owned or operated by a municipality.

"Generate," "generating," or "generation of" electric energy means the production of electric energy.

"Generator" means a person owning, controlling, or operating a facility that produces electric energy for sale.

"Incumbent electric utility" means each electric utility in the Commonwealth that, prior to July 1, 1999, supplied electric energy to retail customers located in an exclusive service territory established by the Commission.

"Independent system operator" means a person that may receive or has received, by transfer pursuant to this chapter, any ownership or control of, or any responsibility to operate, all or part of the transmission systems in the Commonwealth.

"Market power" means the ability to impose on customers a significant and nontransitory price increase on a product or service in a market above the price level which would prevail in a competitive market.

"Municipality" means a city, county, town, authority or other political subdivision of the Commonwealth.

"Period of transition to customer choice" means the period beginning on January 1, 2002, and ending on January 1, 2004, unless otherwise extended by the Commission pursuant to this chapter, during which the Commission and all electric utilities authorized to do business in the Commonwealth shall implement customer choice for retail customers in the Commonwealth.

"Person" means any individual, corporation, partnership, association, company, business, trust, joint venture, or other private legal entity, and the Commonwealth or any municipality.

"Retail customer" means any person that purchases retail electric energy for its own consumption at one or more metering points or nonmetered points of delivery located in the Commonwealth.

"Retail electric energy" means electric energy sold for ultimate consumption to a retail customer.

"Supplier" means any generator, distributor, aggregator, broker, marketer, or other person who offers to sell or sells electric energy to retail customers and is licensed by the Commission to do so, but it does not mean a generator that produces electric energy exclusively for its own consumption or the consumption of an affiliate.

"Supply" or "supplying" electric energy means the sale of or the offer to sell electric energy to a retail customer.

"Transmission of," "transmit," or "transmitting" electric energy means the transfer of electric energy through the Commonwealth's interconnected transmission grid from a generator to either a distributor or a retail customer.

"Transmission system" means those facilities and equipment that are required to provide for the transmission of electric energy.

ss.56-577. Schedule for transition to retail competition; Commission authority.

A. The transition to retail competition for the purchase and sale of electric energy shall be implemented as follows:

1. On or before January 1, 2001, each incumbent electric utility owning, operating, controlling, or having an entitlement to transmission capacity shall join or establish a regional transmission entity, which entity may be an independent system operator, to which such utility shall transfer the management and control of its transmission system, subject to the provisions of ss.56-579.

2. On and after January 1, 2002, retail customers of electric energy within the Commonwealth shall be permitted to purchase energy from any supplier of electric energy licensed to sell retail electric energy within the Commonwealth during and after the period of transition to retail competition, subject to the following:

a. The Commission shall establish a phase-in schedule for customers by class, and by percentages of class, to ensure that by January 1, 2004, all retail customers are permitted to purchase electric energy from any supplier of electric energy licensed to sell retail electric energy within the Commonwealth.

b. The Commission shall also ensure that residential and small business retail customers are permitted to select suppliers in proportions at least equal to that of other customer classes permitted to select suppliers during the period of transition to retail competition.

3. On and after January 1, 2002, the generation of electric energy shall no longer be subject to regulation under this title, except as specified in this chapter.

4. On and after January 1, 2004, all retail customers of electric energy within the Commonwealth, regardless of customer class, shall be permitted to purchase electric energy from any supplier of electric energy licensed to sell retail electric energy within the Commonwealth.

B. The Commission may delay or accelerate the implementation of any of the provisions of this section, subject to the following:

1. Any such delay or acceleration shall be based on considerations of reliability, safety, communications or market power; and

2. Any such delay shall be limited to the period of time required to resolve the issues necessitating the delay, but in no event shall any such delay extend the implementation of customer choice for all customers beyond January 1, 2005.

The Commission shall, within a reasonable time, report to the General Assembly, or any legislative entity monitoring the restructuring of Virginia's electric industry, any such delays and the reasons therefor.

C. Except as may be otherwise provided in this chapter, prior to and during the period of transition to retail competition, the Commission may conduct pilot programs encompassing retail customer choice of electric energy suppliers, consistent with its authority otherwise provided in this title and the provisions of this chapter.

D. The Commission shall promulgate such rules and regulations as may be necessary to implement the provisions of this section.

ss.56-578. Nondiscriminatory access to transmission and distribution system.

A. All distributors shall have the obligation to connect any retail customer, including those using distributed generation, located within its service territory to those facilities of the distributor that are used for delivery of retail electric energy, subject to Commission rules and regulations and approved tariff provisions relating to connection of service.

B. Except as otherwise provided in this chapter, every distributor shall provide distribution service within its service territory on a basis which is just, reasonable, and not unduly discriminatory to suppliers of electric energy, including distributed generation, as the Commission may determine. The distribution services provided to each supplier of electric energy shall be comparable in quality to those provided by the distribution utility to itself or to any affiliate. The Commission shall establish rates, terms and conditions for distribution service under Chapter 10 (ss.56-232 et seq.) of this title.

C. The Commission shall establish interconnection standards to ensure transmission and distribution safety and reliability, which standards shall not be inconsistent with nationally recognized standards acceptable to the Commission. In adopting standards pursuant to this subsection, the Commission shall seek to prevent barriers to new technology and shall not make compliance unduly burdensome and expensive. The Commission shall determine questions about the ability of specific equipment to meet interconnection standards.

D. The Commission shall consider developing expedited permitting processes for small generation facilities of fifty megawatts or less. The Commission shall also consider developing a standardized permitting process and interconnection arrangements for those power systems less than 500 kilowatts which have demonstrated approval from a nationally recognized testing laboratory acceptable to the Commission.

E. Upon the separation and deregulation of the generation function and services of incumbent electric utilities, the Commission shall retain jurisdiction over utilities' electric transmission function and services, to the extent not preempted by federal law. Nothing in this section shall impair the Commission's authority under ss.ss.56-46.1, 56-46.2, and 56-265.2 with respect to the construction of electric transmission facilities.

F. If the Commission determines that increases in the capacity of the transmission systems in the Commonwealth, or modifications in how such systems are planned, operated, maintained, used, financed or priced, will promote the efficient development of competition in the sale of electric energy, the Commission may, to the extent not preempted by federal law, require one or more persons having any ownership or control of, or responsibility to operate, all or part of such transmission systems to:

1. Expand the capacity of transmission systems;

2. File applications and tariffs with the Federal Energy Regulatory Commission
(FERC) which (i) make transmission systems capacity available to retail sellers or buyers of electric energy under terms and conditions described by the Commission, and (ii) require owners of generation capacity located in the Commonwealth to bear an appropriate share of the cost of transmission facilities, to the extent such cost is attributable to such generation capacity;

3. Enter into a contract with, or provide information to, a regional transmission entity; or

4. Take such other actions as the Commission determines to be necessary to carry out the purposes of this chapter.

G. If the Commission determines, after notice and opportunity for hearing, that a person has or will have, as a result of such person's control of electric generating capacity or energy within a transmission constrained area, market power over the sale of electric generating capacity or energy to retail customers located within the Commonwealth, the Commission may, to the extent not preempted by federal law and to the extent that the Commission determines market power is not adequately mitigated by rules and practices of the applicable regional transmission entity having responsibility for management and control of transmission assets within the Commonwealth, adjust such person's rates for such electric generating capacity or energy, only within such transmission-constrained area and only to the extent necessary to protect retail customers from such market power. Such rates shall remain regulated until the Commission, after notice and opportunity for hearing, determines that the market power has been mitigated.

ss.56-579. Regional transmission entities.

A. As set forth in ss.56-577, on or before January 1, 2001, each incumbent electric utility owning, operating, controlling, or having an entitlement to transmission capacity shall join or establish a regional transmission entity
(RTE) to which such utility shall transfer the management and control of its transmission assets, subject to the following:

1. No such incumbent electric utility shall transfer to any person any ownership or control of, or any responsibility to operate, any portion of any transmission system located in the Commonwealth without obtaining the prior approval of the Commission, as hereinafter provided.

2. The Commission shall develop rules and regulations under which any such incumbent electric utility owning, operating, controlling, or having an entitlement to transmission capacity within the Commonwealth, may transfer all or part of such control, ownership or responsibility to an RTE, upon such terms and conditions that the Commission determines will:

a. Promote:

(1) Practices for the reliable planning, operating, maintaining, and upgrading of the transmission systems and any necessary additions thereto; and

(2) Policies for the pricing and access for service over such systems, which are safe, reliable, efficient, not unduly discriminatory and consistent with the orderly development of competition in the Commonwealth;

b. Be consistent with lawful requirements of the Federal Energy Regulatory Commission;

c. Be effectuated on terms that fairly compensate the transferor;

d. Generally promote the public interest, and are consistent with (i) ensuring the successful development of interstate regional transmission entities and (ii) meeting the transmission needs of electric generation suppliers both within and without this Commonwealth.

B. The Commission shall also adopt rules and regulations, with appropriate public input, establishing elements of regional transmission entity structures essential to the public interest, which elements shall be applied by the Commission in determining whether to authorize transfer of ownership or control from an incumbent electric utility to a regional transmission entity.

C. The Commission shall, to the fullest extent permitted under federal law, participate in any and all proceedings concerning regional transmission entities furnishing transmission services within the Commonwealth, before the Federal Energy Regulatory Commission. Such participation may include such intervention as is permitted state utility regulators under FERC rules and procedures.

D. Nothing in this section shall be deemed to abrogate or modify:

1. The Commission's authority over transmission line or facility construction, enlargement or acquisition within this Commonwealth, as set forth in Chapter
10.1 (ss.56-265.1 et seq.) of this title;

2. The laws of this Commonwealth concerning the exercise of the right of eminent domain by a public service corporation pursuant to the provisions of Article 5 (ss.56-257 et seq.) of Chapter 10 of this title; however, on and after January 1, 2002, the right of eminent domain may not be exercised in conjunction with the construction or enlargement of any utility facility whose purpose is the generation of electric energy; or

3. The Commission's authority over retail electric energy sold to retail customers within the Commonwealth by licensed suppliers of electric service, including necessary reserve requirements, all as specified in ss.56-587.

E. For purposes of this section, transmission capacity shall not include capacity that is primarily operated in a distribution function, as determined by the Commission, taking into consideration any binding federal precedents.

F. On or after January 1, 2002, the Commission shall report to the Legislative Transition Task Force its assessment of the success in the practices and policies of the RTE facilitating the orderly development of competition in the Commonwealth.

ss.56-580. Transmission and distribution of electric energy.

A. The Commission shall continue to regulate pursuant to this title the distribution of retail electric energy to retail customers in the Commonwealth and, to the extent not prohibited by federal law, the transmission of electric energy in the Commonwealth.

B. The Commission shall continue to regulate, to the extent not prohibited by federal law, the reliability, quality and maintenance by transmitters and distributors of their transmission and retail distribution systems.

C. The Commission shall develop codes of conduct governing the conduct of incumbent electric utilities and affiliates thereof when any such affiliates provide, or control any entity that provides, generation, distribution or transmission services, to the extent necessary to prevent impairment of competition.

D. The Commission may permit the construction and operation of electrical generating facilities upon a finding that such generating facility and associated facilities including transmission lines and equipment (i) will have no material adverse effect upon reliability of electric service provided by any regulated public utility and (ii) are not otherwise contrary to the public interest. In review of its petition for a certificate to construct and operate a generating facility described in this subsection, the Commission shall give consideration to the effect of the facility and associated facilities, including transmission lines and equipment, on the environment and establish such conditions as may be desirable or necessary to minimize adverse environmental impact as provided in ss.56-46.1.

E. Nothing in this section shall impair the distribution service territorial rights of incumbent electric utilities, and incumbent electric utilities shall continue to provide distribution services within their exclusive service territories as established by the Commission. Nothing in this chapter shall impair the Commission's existing authority over the provision of electric distribution services to retail customers in the Commonwealth including, but not limited to, the authority contained in Chapters 10 (ss.56-232 et seq.) and 10.1 (ss.56-265.1 et seq.) of this title.

F. Nothing in this chapter shall impair the exclusive territorial rights of an electric utility owned or operated by a municipality as of July 1, 1999, nor shall any provision of this chapter apply to any such electric utility unless
(i) that municipality elects to have this chapter apply to that utility or (ii) that utility, directly or indirectly, sells, offers to sell or seeks to sell electric energy to any retail customer outside the geographic area that was served by such municipality as of July 1, 1999.

ss.56-581. Regulation of rates subject to Commission's jurisdiction.

A. Subject to the provisions of ss.56-582, the Commission shall regulate the rates for the transmission of electric energy, to the extent not prohibited by federal law, and for the distribution of electric energy to such retail customers on an unbundled basis, but, subject to the provisions of this chapter after the date of customer choice, the Commission no longer shall regulate rates and services for the generation component of retail electric energy sold to retail customers.

B. No later than September 1, 1999, and annually thereafter, the Commission shall submit a report to the General Assembly evaluating the advantages and disadvantages of competition for metering, billing and other services which have not been made subject to competition, and making recommendations as to when, and for whom, such other services should be made subject to competition.

C. Beginning July 1, 1999, and thereafter, no cooperative that was a member of a power supply cooperative on January 1, 1999, shall be obligated to file any rate rider as a consequence of an increase or decrease in the rates, other than fuel costs, of its wholesale supplier, nor must any adjustment be made to such cooperative's rates as a consequence thereof.

D. Except for the provision of default services under ss.56-585 or emergency services in ss.56-586, nothing in this chapter shall authorize the Commission to regulate the rates or charges for electric service to the Commonwealth and its municipalities.

ss.56-582. Rate caps.

A. The Commission shall establish capped rates, effective January 1, 2001, and expiring on July 1, 2007, for each service territory of every incumbent utility as follows:

1. Capped rates shall be established for customers purchasing bundled electric transmission, distribution and generation services from an incumbent electric utility.

2. Capped rates for electric generation services, only, shall also be established for the purpose of effecting customer choice for those retail customers authorized under this chapter to purchase generation services from a supplier other than the incumbent utility during this period.

3. The capped rates established under this section shall be the rates in effect for each incumbent utility as of the effective date of this chapter, or rates subsequently placed into effect pursuant to a rate application filed by an incumbent electric utility with the Commission prior to January 1, 2001, and subsequently approved by the Commission, and made by an incumbent electric utility that is not currently bound by a rate case settlement adopted by the Commission that extends in its application beyond January 1, 2002. The Commission shall act upon such applications prior to commencement of the period of transition to customer choice, and capped rates determined pursuant to such applications shall become effective on January 1, 2001. Such rate application and the Commission's approval shall give due consideration, on a forward-looking basis, to the justness and reasonableness of rates to be effective for a period of time ending as late as July 1, 2007. The capped rates established under this section, which include rates, tariffs, electric service contracts, and rate programs (including experimental rates, regardless of whether they otherwise would expire), shall be such rates, tariffs, contracts, and programs of each incumbent electric utility, provided that experimental rates and rate programs may be closed to new customers upon application to the Commission.

B. The Commission may adjust such capped rates in connection with (i) utilities' recovery of fuel costs pursuant to ss.56-249.6, (ii) any changes in the taxation by the Commonwealth of incumbent electric utility revenues, (iii) any financial distress of the utility beyond its control, (iv) respect to cooperatives that were not members of a power supply cooperative on January 1, 1999, and as long as they do not become members, their cost of purchased wholesale power, and (v) respect to cooperatives that were members of a power supply cooperative on January 1, 1999, their recovery of fuel costs, through the wholesale power cost adjustment clauses of their tariffs pursuant to ss.56-226. Notwithstanding the provisions of ss.56-249.6, the Commission may authorize tariffs that include incentives designed to encourage an incumbent electric utility to reduce its fuel costs by permitting retention of a portion of cost savings resulting from fuel cost reductions or by other methods determined by the Commission to be fair and reasonable to the utility and its customers.

C. A utility may petition the Commission to terminate the capped rates to all customers anytime after January 1, 2004, and such capped rates may be terminated upon the Commission finding of an effectively competitive market for generation services within the service territory of that utility. If the capped rates are continued after January 1, 2004, an incumbent electric utility which is not, as of the effective date of this chapter, bound by a rate case settlement adopted by the Commission that extends in its application beyond January 1, 2002, may petition the Commission for approval of a one-time change in the nongeneration components of such rates.

D. Until the expiration or termination of capped rates as provided in this section, the incumbent electric utility, consistent with the functional separation plan implemented under ss.56-590, shall make electric service available at capped rates established under this section to any customer in the incumbent electric utility's service territory, including any customer that, until the expiration or termination of capped rates, requests such service after a period of utilizing service from another supplier.

E. During the period when capped rates are in effect for an incumbent electric utility, such utility may file with the Commission a plan describing the method used by such utility to assure full funding of its nuclear decommissioning obligation and specifying the amount of the revenues collected under either the capped rates, as provided in this section, or the wires charges, as provided in ss.56-583, that are dedicated to funding such nuclear decommissioning obligation under the plan. The Commission shall approve the plan upon a finding that the plan is not contrary to the public interest.

ss.56-583. Wires charges.

A. To provide the opportunity for competition and consistent with ss.56-584, the Commission shall establish wires charges for each incumbent electric utility, effective upon the commencement of customer choice, which shall be the sum (i) of the difference between the incumbent utilities' capped unbundled rates for generation and projected market prices for generation, as determined by the Commission, and (ii) any transition costs incurred by the incumbent electric utility determined by the Commission to be just and reasonable; however, the sum of such wires charges, the unbundled charge for transmission and ancillary services, the applicable distribution rates established by the Commission and the above projected market prices for generation shall not exceed the capped rates established under ss. 56-582.A.1 applicable to such incumbent electric utility. The Commission shall adjust such wires charges not more frequently than annually and shall seek to coordinate adjustments of wires charges with any adjustments of capped rates pursuant to ss.56-582.

B. Customers that choose suppliers of electric energy, other than the incumbent utility, or are subject to default service, prior to the expiration of the period for capped rates, as provided for in ss.56-582, shall pay a wires charge determined pursuant to subsection A based upon actual usage of electricity distributed by the incumbent utility to the customer during the period from the time it chooses a supplier of electric energy other than the incumbent electric utility, until capped rates expire or are terminated, as provided in ss.56-582.

C. The Commission shall permit any customer, at its option, to pay the wires charges owed to an incumbent electric utility on an accelerated or deferred basis upon a finding that such method is not (i) prejudicial to the incumbent electric utility or its ratepayers or (ii) inconsistent with the development of effective competition, provided, however, that all deferred wires charges shall be paid in full by July 1, 2007. D. A supplier of retail electric energy may pay any or all of the wires charge owed by any customer to an incumbent electric utility. The supplier may not only pay such wires charge on behalf of any customer, but also contract with any customer to finance such payments. Further, on request of a supplier, the incumbent electric utility shall enter into a contract allowing such supplier to pay such wires charge on an accelerated or deferred basis. Such contract shall contain terms and conditions, specified in rules and regulations promulgated by the Commission to implement the provisions of this subsection, that fully compensate the incumbent electric utility for such wires charge, including reasonable compensation for the time value of money.

ss.56-584. Stranded costs.

Just and reasonable net stranded costs, to the extent that they exceed zero value in total for the incumbent electric utility, shall be recoverable by each incumbent electric utility provided each incumbent electric utility shall only recover its just and reasonable net stranded costs through either capped rates as provided in ss.56-582 or wires charges as provided in ss.56-583. To the extent not preempted by federal law, the establishment by the Commission of wires charges for any distribution cooperative shall be conditioned upon such cooperative entering into binding commitments by which it will pay to any power supply cooperative of which such distribution cooperative is or was a member, as compensation for such power supply cooperative's stranded costs, all or part of the proceeds of such wires charges, as determined by the Commission.

ss.56-585. Default service.

A. The Commission shall, after notice and opportunity for hearing, (i) determine the components of default service and (ii) establish one or more programs making such services available to retail customers requiring them commencing with the date of customer choice for all retail customers established pursuant to ss.56-577. For purposes of this chapter, "default service" means service made available under this section to retail customers who (i) do not affirmatively select a supplier, (ii) are unable to obtain service from an alternative supplier, or (iii) have contracted with an alternative supplier who fails to perform.

B. The Commission shall designate the providers of default service. In doing so, the Commission:

1. Shall take into account the characteristics and qualifications of prospective providers, including cost, experience, safety, reliability, corporate structure, access to electric energy resources necessary to serve customers requiring such services, and other factors deemed necessary to protect the public interest;

2. May, upon a finding that the public interest will be served, designate one or more willing providers to provide one or more components of such services, in one or more regions of the Commonwealth, to one or more classes of customers; and

3. In the absence of a finding under subdivision 2, may require an incumbent electric utility or distribution utility to provide one or more components of such services, or to form an affiliate to do so, in one or more regions of the Commonwealth, at rates which are fairly compensatory to the utility and which reflect any cost of energy prudently procured, including energy procured from the competitive market; however, the Commission may not require an incumbent electric utility or distribution utility, or affiliate thereof, to provide any such services outside the territory in which such utility provides service.

C. The Commission shall, after notice and opportunity for hearing, determine the rates, terms and conditions for such services consistent with the provisions of subdivision B 3 and Chapter 10 (ss.56-232 et seq.) of this title and shall establish such requirements for providers and customers as it finds necessary to promote the reliable and economic provision of such services and to prevent the inefficient use of such services. The Commission may use any rate method that promotes the public interest and may establish different rates, terms and conditions for different classes of customers.

D. On or before July 1, 2004, and annually thereafter, the Commission shall determine, after notice and opportunity for hearing, whether there is a sufficient degree of competition such that the elimination of default service for particular customers, particular classes of customers or particular geographic areas of the Commonwealth will not be contrary to the public interest. The Commission shall report its findings and recommendations concerning modification or termination of default service to the General Assembly and to the Legislative Transition Task Force, not later than December 1, 2004, and annually thereafter.

E. A distribution electric cooperative, or one or more affiliates thereof, shall have the obligation and right to be the supplier of default services in its certificated service territory. If a distribution electric cooperative, or one or more affiliates thereof, elects or seeks to be a default supplier of another electric utility, then the Commission shall designate the default supplier for that distribution electric cooperative, or any affiliate thereof, pursuant to subsection B.

ss. 56-586. Emergency service provider.

On and after January 1, 2001, if any supplier fails to fulfill an obligation, resulting in the failure of retail electric energy to be delivered into the control area serving the supplier's retail customer, the entity fulfilling the control area function, or, if applicable, the regional transmission entity or other entity as designated by the Commission, shall be responsible for charging the defaulting supplier for the full cost of replacement energy, including the cost of energy, the cost incurred by others as a result of the default, and the assessment of penalties as may be approved either by the Commission, to the extent not precluded by federal law, or by the Federal Energy Regulatory Commission. The Commission, as part of the rules established under ss.56-587, shall determine the circumstances under which failures to deliver electricity will result in the revocation of the supplier's license.

ss.56-587. Licensure of retail electric energy suppliers.
A. As a condition of doing business in the Commonwealth each person seeking to sell, offering to sell, or selling electric energy to any retail customer in the Commonwealth, on and after January 1, 2002, shall obtain a license from the Commission to do so. A license shall not be required solely for the leasing or financing of property used in the sale of electricity to any retail customer in the Commonwealth.

The license shall authorize that person to engage in the activities authorized by such license until the license expires or is otherwise terminated, suspended or revoked.

B. As a condition of obtaining, retaining and renewing any license issued pursuant to this section, a person shall satisfy such reasonable and nondiscriminatory requirements as may be specified by the Commission, which may include requirements that such person (i) demonstrate, in a manner satisfactory to the Commission, financial responsibility; (ii) post a bond as deemed adequate by the Commission to ensure that financial responsibility; (iii) pay an annual license fee to be determined by the Commission; and (iv) pay all taxes and fees lawfully imposed by the Commonwealth or by any municipality or other political subdivision of the Commonwealth. In addition, as a condition of obtaining, retaining and renewing any license pursuant to this section, a person shall satisfy such reasonable and nondiscriminatory requirements as may be specified by the Commission, including but not limited to requirements that such person demonstrate (i) technical capabilities as the Commission may deem appropriate;
(ii) access to generation and generation reserves; and (iii) adherence to minimum market conduct standards. Any license issued by the Commission pursuant to this section may be conditioned upon the licensee furnishing to the Commission prior to the provision of electric energy to consumers proof of adequate access to generation and generation reserves.

C. 1. The Commission shall establish a reasonable period within which any retail customer may cancel, without penalty or cost, any contract entered into with a supplier licensed pursuant to this section.

2. The Commission may adopt other rules and regulations governing the requirements for obtaining, retaining, and renewing a license to supply electric energy to retail customers, and may, as appropriate, refuse to issue a license to, or suspend, revoke, or refuse to renew the license of, any person that does not meet those requirements.

D. Notwithstanding the provisions of ss.13.1-620, a public service company may, through an affiliate or subsidiary, conduct one or more of the following businesses, even if such business is not related to or incidental to its stated business as a public service company: (i) become licensed as a retail electric energy supplier pursuant to this section, or for purposes of participation in an approved pilot program encompassing retail customer choice of electric energy suppliers; (ii) become licensed as an aggregator pursuant to ss.56-588, or for purposes of participation in an approved pilot program encompassing retail customer choice of electric energy suppliers; or (iii) own, manage or control any plant or equipment or any part of a plant or equipment used for the generation of electric energy.

ss.56-588. Licensing of aggregators.
A. As a condition of doing business in the Commonwealth, each person seeking to aggregate electric energy within this Commonwealth on and after January 1, 2002, shall obtain a license from the Commission to do so. The license shall authorize that person to act as an aggregator until the license expires or is otherwise terminated, suspended or revoked. Licensing pursuant to this section, however, shall not relieve any person seeking to act as a supplier of electric energy from their obligation to obtain a license as a supplier pursuant to ss.56-587.

B. As a condition of obtaining, retaining and renewing any license issued pursuant to this section, a person shall satisfy such reasonable and nondiscriminatory requirements as may be specified by the Commission, which may include requirements that such person (i) provide background information; (ii) demonstrate, in a manner satisfactory to the Commission, financial responsibility; (iii) post a bond as deemed adequate by the Commission to ensure that financial responsibility; (iv) pay an annual license fee to be determined by the Commission; and (v) pay all taxes and fees lawfully imposed by the Commonwealth or by any municipality or other political subdivision of the Commonwealth. In addition, as a condition of obtaining, retaining and renewing any license pursuant to this section, a person shall satisfy such reasonable and nondiscriminatory requirements as may be specified by the Commission, including, but not limited to, requirements that such person demonstrate technical capabilities as the Commission may deem appropriate. Any license issued by the Commission pursuant to this section may be conditioned upon the licensee, if acting as a supplier, furnishing to the Commission prior to the provision of electricity to consumers proof of adequate access to generation and generation reserves.

C. In establishing aggregator licensing schemes and requirements applicable to the same, the Commission may differentiate between (i) those aggregators representing retail customers only, (ii) those aggregators representing suppliers only, and (iii) those aggregators representing both retail customers and suppliers.

D. 1. The Commission shall establish a reasonable period within which any retail customer may cancel, without penalty or cost, any contract entered into with a supplier licensed pursuant to this section.

2. The Commission may adopt other rules and regulations governing the requirements for obtaining, retaining, and renewing a license to aggregate electric energy to retail customers, and may, as appropriate, refuse to issue a license to, or suspend, revoke, or refuse to renew the license of, any person that does not meet those requirements.

ss.56-589. Municipal and state aggregation.

A. Counties, cities and towns (hereafter "municipalities") and other political subdivisions of the Commonwealth may, at their election and upon authorization by majority votes of their governing bodies, aggregate electrical energy and demand requirements for the purpose of negotiating the purchase of electrical energy requirements from any licensed supplier within this Commonwealth, as follows:

1. Any municipality or other political subdivision of the Commonwealth may aggregate the electric energy load of residential, commercial and industrial retail customers within its boundaries on a voluntary, opt-in basis in which each such customer must affirmatively select such municipality or other political subdivision as its aggregator. The municipality or other political subdivision may not earn a profit but must recover the actual costs incurred in such aggregation.

2. Any municipality or other political subdivision of the Commonwealth may aggregate the electric energy load of its governmental buildings, facilities and any other governmental operations requiring the consumption of electric energy.

3. Two or more municipalities or other political subdivisions within this Commonwealth may aggregate the electric energy load of their governmental buildings, facilities and any other governmental operations requiring the consumption of electric energy.

B. The Commonwealth, at its election, may aggregate the electric energy load of its governmental buildings, facilities, and any other government operations requiring the consumption of electric energy for the purpose of negotiating the purchase of electricity from any licensed supplier within this Commonwealth.

ss.56-590. Divestiture, functional separation and other corporate relationships.

A. The Commission shall not require any incumbent electric utility to divest itself of any generation, transmission or distribution assets pursuant to any provision of this chapter.

B. 1. The Commission shall, however, direct the functional separation of generation, retail transmission and distribution of all incumbent electric utilities in connection with the provisions of this chapter to be completed by January 1, 2002.

2. By January 1, 2001, each incumbent electric utility shall submit to the Commission a plan for such functional separation which may be accomplished through the creation of affiliates, or through such other means as may be acceptable to the Commission.

3. Consistent with this chapter, the Commission may impose conditions, as the public interest requires, upon its approval of the incumbent electric utility's plan for functional separation, including requirements that (i) the incumbent electric utility's generation assets or their equivalent remain available for electric service during the capped rate period as provided in ss.56-582 and, if applicable, during any period the incumbent electric utility serves as a default provider as provided for in ss.56-585, and (ii) the incumbent electric utility receive Commission approval for the sale, transfer or other disposition of generation assets during the capped rate period and, if applicable, during any period the incumbent electric utility serves as a default provider.

C. The Commission shall, to the extent necessary to promote effective competition in the Commonwealth, promulgate rules and regulations to carry out the provisions of this section, which rules and regulations shall include provisions:

1. Prohibiting cost-shifting or cross-subsidies between functionally separate units;

2. Prohibiting functionally separate units from engaging in anticompetitive behavior or self-dealing;

3. Prohibiting affiliated entities from engaging in discriminatory behavior towards nonaffiliated units; and

4. Establishing codes of conduct detailing permissible relations between functionally separate units.

D. Neither a covered entity nor an affiliate thereof may be a party to a covered transaction without the prior approval of the Commission. Any such person proposing to be a party to such transaction shall file an application with the Commission. The Commission shall approve or disapprove such transaction within sixty days after the filing of a completed application; however, the sixty-day period may be extended by Commission order for a period not to exceed an additional 120 days. The application shall be deemed approved if the Commission fails to act within such initial or extended period. The Commission shall approve such application if it finds, after notice and opportunity for hearing, that the transaction will comply with the requirements of subsection E, and may, as a part of its approval, establish such conditions or limitations on such transaction as it finds necessary to ensure compliance with subsection E.

E. A transaction described in subsection D shall not:

1. Substantially lessen competition among the actual or prospective providers of noncompetitive electric service or of a service which is, or is likely to become, a competitive electric service; or

2. Jeopardize or impair the safety or reliability of electric service in the Commonwealth, or the provision of any noncompetitive electric service at just and reasonable rates.

F. Nothing in this chapter shall be deemed to abrogate or modify the Commission's authority under Chapter 3 (ss.56-55 et seq.), 4 (ss.56-76 et seq.) or 5 (ss.56-88 et seq.) of this title. However, any person subject to the requirements of subsection D that is also subject to the requirements of Chapter 5 of this title may be exempted from compliance with the requirements of Chapter 5 of this title.

ss.56-591. Application of antitrust laws.

Nothing in this chapter shall be construed to exempt or immunize from punishment or prosecution, conduct violative of federal antitrust laws, or the antitrust laws of this Commonwealth.

ss.56-592. Consumer education and protection; Commission report to Legislative Task Force.

A. The Commission shall develop a consumer education program designed to provide the following information to retail customers during the period of transition to retail competition and thereafter:

1. Opportunities and options in choosing (i) suppliers and aggregators of electric energy and (ii) any other service made competitive pursuant to this chapter;

2. Marketing and billing information suppliers and aggregators of electric energy will be required to furnish retail customers;

3. Retail customers' rights and obligations concerning the purchase of electric energy and related services; and

4. Such other information as the Commission may deem necessary and appropriate in the public interest.

B. The Commission shall complete the development of the consumer education program described in subsection A, and report its findings and recommendations to the Legislative Transition Task Force on or before December 1, 1999, and as frequently thereafter as may be required by the Task Force concerning:

1. The scope of such recommended program consistent with the requirements of subsection A;

2. Materials and media required to effectuate any such program;

3. State agency and nongovernmental entity participation;

4. Program duration;

5. Funding requirements and mechanisms for any such program; and

6. Such other findings and recommendations the Commission deems appropriate in the public interest.

C. The Commission shall develop regulations governing marketing practices by public service companies, licensed suppliers, aggregators or any other providers of services made competitive by this chapter, including regulations to prevent unauthorized switching of suppliers, unauthorized charges, and improper solicitation activities. The Commission shall also establish standards for marketing information to be furnished by licensed suppliers, aggregators or any other providers of services made competitive by this chapter during the period of transition to retail competition, and thereafter, which information shall include standards concerning:

1. Pricing and other key contract terms and conditions;

2. To the extent feasible, fuel mix and emissions data on at least an annualized basis;

3. Customer's rights of cancellation following execution of any contract;

4. Toll-free telephone number for customer assistance; and

5. Such other and further marketing information as the Commission may deem necessary and appropriate in the public interest.

D. The Commission shall also establish standards for billing information to be furnished by public service companies, suppliers, aggregators or any other providers of services made competitive by this chapter during the period of transition to retail competition, and thereafter. Such billing information standards shall require that billing formation:

1. Distinguishes between charges for regulated services and unregulated services;

2. Itemizes any and all nonbypassable wires charges;

3. Is presented in a format that complies with standards to be established by the Commission;

4. Discloses, to the extent feasible, fuel mix and emissions data on at least an annualized basis; and

5. Includes such other billing information as the Commission deems necessary and appropriate in the public interest.

E. The Commission shall establish or maintain a complaint bureau for the purpose of receiving, reviewing and investigating complaints by retail customers against public service companies, licensed suppliers, aggregators and other providers of any services made competitive under this chapter. Upon the request of any interested person or the Attorney General, or upon its own motion, the Commission shall be authorized to inquire into possible violations of this chapter and to enjoin or punish any violations thereof pursuant to its authority under this chapter, this title, and under Title 12.1. The Attorney General shall have a right to participate in such proceedings consistent with the Commission's Rules of Practice and Procedure.

F. The Commission shall establish reasonable limits on customer security deposits required by public service companies, suppliers, aggregators or any other persons providing competitive services pursuant to this chapter.

ss.56-593. Retail customers' private right of action; marketing practices.

A. No entity subject to this chapter shall use any deception, fraud, false pretense, misrepresentation, or any deceptive or unfair practices in providing, distributing or marketing electric service.

B. Any person who suffers loss (i) as the result of marketing practices, including telemarketing practices, engaged in by any public service company, licensed supplier, aggregator or any other provider of any service made competitive under this chapter, and in violation of subsection C of ss.56-592, including any rule or regulation adopted by the Commission pursuant thereto, or
(ii) as the result of any violation of subsection A, shall be entitled to initiate an action to recover actual damages, or $500, whichever is greater. If the trier of fact finds that the violation was willful, it may increase damages to an amount not exceeding three times the actual damages sustained, or $1,000, whichever is greater.

2. Upon referral from the Commission, the Attorney General, the attorney for the Commonwealth, or the attorney for any city, county, or town may cause an action to be brought in the appropriate circuit court for relief of violations within the scope of (i) subsection C of ss.56-592, including any rule or regulation adopted by the Commission pursuant thereto or (ii) subsection A.

C. Notwithstanding any other provision of law to the contrary, in addition to any damages awarded, such person, or any governmental agency initiating such action, also may be awarded reasonable attorney's fees and court costs.

D. Any action pursuant to this section shall be commenced within two years after its accrual. The cause of action shall accrue as provided in ss.8.01-230. However, if the Commission initiates proceedings, or any other governmental agency files suit for the purpose of enforcing subsection A or the provisions of subsection C of ss.56-592, the time during which such proceeding or governmental suit and all appeals therefrom is pending shall not be counted as any part of the period within which an action under this section shall be brought.

E. The circuit court may make such additional orders or decrees as may be necessary to restore to any identifiable person any money or property, real, personal, or mixed, tangible or intangible, which may have been acquired from such person by means of any act or practice violative of subsection A or subsection C of ss.56-592, provided, that such person shall be identified by order of the court within 180 days from the date of any order permanently enjoining the unlawful act or practice.

F. In any case arising under this section, no liability shall be imposed upon any licensed supplier, aggregator or any other provider of any service made competitive under this chapter, who shows by a preponderance of the evidence that (i) the act or practice alleged to be in violation of subsection A or subsection C of ss.56-592 was an act or practice over which the same had no control or (ii) the alleged violation resulted from a bona fide error notwithstanding the maintenance of procedures reasonably adopted to avoid a violation. However, nothing in this section shall prevent the court from ordering restitution and payment of reasonable attorney's fees and court costs pursuant to subsection C to individuals aggrieved as a result of an unintentional violation of subsection A or subsection C of ss. 56-592.

ss.56-594. Net energy metering provisions.

A. The Commission shall establish by regulation a program, to begin no later than July 1, 2000, which affords eligible customer-generators the opportunity to participate in net energy metering. The regulations may include, but need not be limited to, requirements for (i) retail sellers; (ii) owners and/or operators of distribution or transmission facilities; (iii) providers of default service;
(iv) eligible customer-generators; or (v) any combination of the foregoing, as the Commission determines will facilitate the provision of net energy metering, provided that the Commission determines that such requirements do not adversely affect the public interest.

B. For the purpose of this section:
"Eligible customer-generator" means a customer that owns and operates an electrical generating facility that (i) has a capacity of not more than ten kilowatts for residential customers and twenty-five kilowatts for nonresidential customers; (ii) uses as its total source of fuel solar, wind, or hydro energy;
(iii) is located on the customer's premises; (iv) is interconnected and operated in parallel with an electric company's transmission and distribution facilities; and (v) is intended primarily to offset all or part of the customer's own electricity requirements.

"Net energy metering" means measuring the difference, over the net metering period, between (i) electricity supplied to an eligible customer-generator from the electric grid and (ii) the electricity generated and fed back to the electric grid by the eligible customer-generator.

"Net metering period" means the twelve-month period following the date of final interconnection of the eligible customer-generator's system with an electric service provider, and each twelve-month period thereafter.

C. The Commission's regulations shall ensure that the metering equipment installed for net metering shall be capable of measuring the flow of electricity in two directions, and shall allocate fairly the cost of such equipment and any necessary interconnection. An eligible customer-generator's solar, wind or hydro electrical generating system shall meet all applicable safety and performance standards established by the National Electrical Code, the Institute of Electrical and Electronics Engineers, and accredited testing laboratories such as Underwriters Laboratories. Beyond the requirements set forth in this section, a customer-generator whose solar, wind or hydro electrical generating system meets those standards and rules shall bear the reasonable cost, if any, as determined by the Commission, to (i) install additional controls, (ii) perform or pay for additional tests, or (iii) purchase additional liability insurance.

D. The Commission shall establish minimum requirements for contracts to be entered into by the parties to net metering arrangements. Such requirements shall protect the customer-generator against discrimination by virtue of its status as a customer-generator. Where electricity generated by the customer-generator over the net metering period exceeds the electricity consumed by the customer-generator, the customer-generator shall not be compensated for the excess electricity unless the entity contracting to receive such electric energy and the customer-generator enter into a power purchase agreement for such excess electricity. The net metering standard contract or tariff shall be available to eligible customer-generators on a first-come, first-served basis in each electric distribution company's Virginia service area until the rated generating capacity owned and operated by eligible customer-generators in the state reaches 0.1 percent of each electric distribution company's adjusted Virginia peak-load forecast for the previous year.

ss.56-595. Legislative Transition Task Force established.

A. The Legislative Transition Task Force is hereby established to work collaboratively with the Commission in conjunction with the phase-in of retail competition within the Commonwealth.

B. The Task Force shall consist of ten members, with six members from the House of Delegates and four members from the Senate. Appointments shall be made and vacancies filled by the Speaker of the House of Delegates in accordance with the principles of Rule 16 of the House of Delegates and the Senate Committee on Privileges and Elections, as appropriate.

C. The Task Force members shall be appointed to begin service on and after July 1, 1999, and shall continue to serve until July 1, 2005. They shall (i) monitor the work of the Virginia State Corporation Commission in implementing this chapter, receiving such reports as the Commission may be required to make pursuant thereto, including reviews, analysis, and impact on consumers of electric utility restructuring programs of other states; (ii) determine whether, and on what basis, incumbent electric utilities should be permitted to discount capped generation rates established pursuant to ss. 56-582; (iii) after the commencement of customer choice, monitor, with the assistance of the Commission, the Office of the Attorney General, incumbent electric utilities, suppliers, and retail customers, whether the recovery of stranded costs, as provided in ss.56-584, has resulted or is likely to result in the overrecovery or underrecovery of just and reasonable net stranded costs; (iv) examine utility worker protection during the transition to retail competition; generation, transmission and distribution systems reliability concerns; energy assistance programs for low-income households; renewable energy programs; and energy efficiency programs; and (v) annually report to the Governor and each session of the General Assembly during their tenure concerning the progress of each stage of the phase-in of retail competition, offering such recommendations as may be appropriate for legislative and administrative consideration in order to maintain the Commonwealth's position as a low-cost electricity market and ensuring that residential customers and small business customers benefit from competition.

D. There shall be established a Consumer Advisory Board effective July 1, 1999. The Consumer Advisory Board shall consist of seventeen members. The Senate Privileges and Elections Committee shall appoint six members. The Speaker of the House of Delegates shall appoint six members. The Governor shall appoint five members. Appointed members shall be from all classes of consumers and with geographical representation. The Consumer Advisory Board shall assist the Legislative Transition Task Force in its work as prescribed in this section, and on other issues as may be directed by the Legislative Transition Task Force.